Exhibit 99.1

Mirum Pharmaceuticals Announces Preliminary Unaudited LIVMARLI 2022 Net Revenue and Provides Corporate Updates

-     $76 million in total revenue and $74 million net product sales anticipated for LIVMARLI for 2022, preliminary and unaudited

-     sNDA for LIVMARLI in PFIC submission planned for first quarter 2023

-     Multiple data analyses planned in 2023 advancing late-stage cholestasis programs

FOSTER CITY, Calif. – January 9, 2023 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today provided a preview of the company’s plans, estimated revenue and net product sales for Q4 and full year 2022 ahead of its presentation at the 41st Annual J.P. Morgan Healthcare Conference.

“2022 was a year of strong commercial performance and continued pipeline execution. LIVMARLI revenue growth and the positive results from the progressive familial intrahepatic cholestasis (PFIC) Phase 3 study show the important impact of IBAT inhibition in transforming cholestatic liver disease,” said Chris Peetz, president and chief executive officer. “The year ahead holds continued growth of our commercial business with a clear path to 50% year-over-year growth in net sales in the United States in 2023, potential for label expansion into PFIC, and data events in primary sclerosing cholangitis, primary biliary cholangitis, and biliary atresia to further realize the potential of our programs.”

Commercial Highlights – Positioned for Global Growth

•	$76 million total revenue, including $74 million anticipated in LIVMARLI net product sales for 2022;

•	Fourth quarter 2022 estimated product sales of $27 million includes an estimated $5 million of international sales through partner market supply orders, including inventory;

•	LIVMARLI ALGS launches planned in international markets throughout 2023;

•	As of December 31, 2022, Mirum had cash, cash equivalents, restricted cash equivalents and investments of approximately $252 million.

The foregoing amounts relating to 2022 financial data are unaudited and preliminary and are subject to completion of financial closing procedures. Additional information and disclosure would be required for a more complete understanding of the company’s financial position and results of operations as of December 31, 2022.

Pipeline & Regulatory Highlights

•	LIVMARLI approved for cholestatic pruritus in patients with Alagille syndrome (ALGS) in Europe and Israel;

•	Supplemental new drug application submission to FDA for LIVMARLI in PFIC on track for first quarter 2023;

•	Volixibat VISTAS study in primary sclerosing cholangitis blinded interim analysis expected mid- 2023;

•	Volixibat VANTAGE study for primary biliary cholangitis interim analysis expected in second half 2023;

•	LIVMARLI EMBARK study for biliary atresia data expected in second half 2023.

Mirum also announced the planned departure of chief financial officer, Dr. Ian Clements. Dr. Clements is expected to continue to serve as CFO until May 15, 2023 and will remain in an advisory position for a transitional period.

“Ian has made invaluable contributions to the organization during his tenure and was instrumental in helping build Mirum into what it is today,” said Mr. Peetz. “On behalf of the Board of Directors and our entire team, I want to thank Ian for his successful leadership as CFO over the last four years and I wish him all the best in his next endeavor.”

Dr. Clements commented, “I’m incredibly proud of the work we’ve done since I joined Mirum in 2019, transitioning from a private entity to an established public company. It has been an honor to work alongside such a dedicated and talented team. I look forward to a smooth transition and know Mirum is well positioned for the future.”

Presentation at J.P. Morgan Healthcare Conference

Mirum will present at the J.P. Morgan Healthcare conference on Tuesday, January 10, 2023 from 1:30-2:10 p.m. PT/4:30-5:10 p.m. ET.

View the Investors and Media section of Mirum’s corporate website for webcast links and additional information.

About Alagille Syndrome

Alagille syndrome (ALGS) is a rare genetic disorder in which bile ducts are abnormally narrow, malformed and reduced in number, which leads to bile accumulation in the liver and ultimately progressive liver disease. The estimated incidence of ALGS is one in every 30,000 people. In patients with ALGS, multiple organ systems may be affected by the mutation, including the liver, heart, kidneys and central nervous system. The accumulation of bile acids prevents the liver from working properly to eliminate waste from the bloodstream and, according to recent reports, 60% to 75% of patients with ALGS have a liver transplant before reaching adulthood. Signs and symptoms arising from liver damage in ALGS may include jaundice (yellowing of the skin), xanthomas (disfiguring cholesterol deposits under the skin), and pruritus (itch). The pruritus experienced by patients with ALGS is among the most severe in any chronic liver disease and is present in most affected children by the third year of life.

About LIVMARLI® (maralixibat) oral solution

LIVMARLI® (maralixibat) oral solution is an orally administered, once-daily, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) one year of age and older. LIVMARLI is also approved by the European Commission for the treatment of cholestatic pruritus in patients with ALGS two months and older. It is the only approved medication to treat cholestatic pruritus associated with Alagille syndrome. For more information for U.S. residents, please visit LIVMARLI.com.

LIVMARLI is currently being evaluated in late-stage clinical studies in other rare cholestatic liver diseases including progressive familial intrahepatic cholestasis (PFIC) and biliary atresia. LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for ALGS, PFIC and biliary atresia. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.

IMPORTANT SAFETY INFORMATION

LIVMARLI can cause side effects, including:

Changes in liver tests. Changes in certain liver tests are common in patients with Alagille syndrome and can worsen during treatment with LIVMARLI. These changes may be a sign of liver injury and can be serious. Your healthcare provider should do blood tests before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen) or loss of appetite.

Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea, stomach pain, and vomiting during treatment. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.

A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat. FSV deficiency is common in patients with Alagille syndrome but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment.

Other common side effects reported during treatment were bone fractures and gastrointestinal bleeding.

US Prescribing Information

EU SmPC

About Mirum Pharmaceuticals

Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare liver diseases. Mirum’s approved medication is LIVMARLI® (maralixibat) oral solution which is approved in the U.S. for the treatment of cholestatic pruritus in patients with Alagille syndrome one year of age and older, and in Europe for the same indication in patients two months of age and older.

Mirum’s late-stage pipeline includes two investigational treatments for debilitating liver diseases affecting children and adults. LIVMARLI, an oral ileal bile acid transporter (IBAT) inhibitor, is currently being evaluated in clinical trials for pediatric liver diseases and includes the EMBARK Phase 2b clinical trial for patients with biliary atresia. In addition, Mirum has an expanded access program open across multiple countries for eligible patients with ALGS and PFIC.

Mirum’s second investigational treatment, volixibat, an oral IBAT inhibitor, is being evaluated in two potentially registrational studies including the VISTAS Phase 2b clinical trial for adults with primary sclerosing cholangitis and the VANTAGE Phase 2b clinical trial for adults with primary biliary cholangitis.

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Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the company’s estimates regarding its revenue and net product sales for the fourth quarter and year ended December 31, 2022, the company’s projected 50% year over year growth in net sales in the United States in 2023, commercialization plans for LIVMARLI in international markets, the timing of ongoing and planned clinical trials and the regulatory approval process, as well as the timing of data and interim analyses of ongoing clinical trials, and the planned departure of Dr. Clements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “ahead,” “expect,” “will,” “would,” “plan,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of macroeconomic and geopolitical events, including the COVID-19 pandemic and ongoing conflict between Ukraine and Russia, and the other risks described in Mirum’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Media Contact:

Erin Murphy

media@mirumpharma.com

Investor Contacts:

Ian Clements, Ph.D.

ir@mirumpharma.com

Sam Martin

Argot Partners

ir@mirumpharma.com